UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 21, 2008
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13289	76-0069030

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3300 Houston, Texas	77057

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 789-1400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
          On April 21, 2008, the Board of Directors of Pride International, Inc. took action under the Rights Agreement, dated as of September 13, 2001 and as amended to date, between Pride and American Stock Transfer & Trust Company, as Rights Agent, to lower, solely with respect to Seadrill Limited and its affiliates and associates, the threshold level of beneficial ownership of Pride’s common stock that would trigger the rights issued thereunder from 15% to 10%.
          The press release announcing the action of the Board of Directors is filed as Exhibit 99.1 to this Current Report. The preferred share purchase rights issued under the Rights Agreement are further described in Pride’s Current Report on Form 8-K filed with the SEC on September 28, 2001, which description, as updated from time to time, is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by Pride dated April 22, 2008.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
	By:	/s/ Brian C. Voegele
Brian C. Voegele
Date: April 24, 2008		Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description
99.1	Press release issued by Pride dated April 22, 2008.

4